                                                                   EXHIBIT 10.21

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is dated as of September 29, 2000, by and among Kevin Berk (the "Employee"), Zeal Media, Inc., a California corporation (the "Company") and LookSmart, Ltd., a Delaware corporation ("Parent").

                                   RECITALS

     WHEREAS, the Employee is presently employed by the Company;

     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of September 28, 2000 (the "Merger Agreement"), with Parent and LS Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), pursuant to which Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"); and

     WHEREAS, in connection with the Merger, the parties desire to provide for this Agreement, effective upon the consummation of the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the continuing employment of the Employee by the Parent, the parties agree as follows:

     1.  Effectiveness of Agreement; Duties and Scope of Employment.
         ----------------------------------------------------------

         (a) Effectiveness of Agreement.  This Agreement shall become effective
             --------------------------
as of the Effective Time (as defined in the Merger Agreement). In the event that the Merger is not consummated, this Agreement shall be null and void.

         (b) Position.  The Parent shall employ the Employee in the position of
             --------
Vice-President - Communities, as such position was defined in terms of responsibilities as of the effective date of this Agreement; provided, however,
                                                             -----------------
that the Board of Directors of the Parent (the "Board of Directors") shall have the right to revise such responsibilities from time to time as the Board of Directors may deem necessary or appropriate but that it may not change the Employee's title set forth above without the prior written consent of the Employee. The Employee shall devote his full business efforts and time to the Parent, provided, however, that the Employee may undertake reasonable commitments to unrelated and unaffiliated companies as an angel investor and advisor. In no event shall these undertakings as an angel investor and advisor interfere with the Employee's fulfillment of his obligations to the Parent. The Employee shall disclose to the Parent the identity and extent of any such commitments within thirty (30) days of undertaking them. Nothing herein shall be construed as an exception to the non-competition obligations of the Employee as set forth in the separate Noncompetition Agreement between the Employee and the Parent.

                                       1-

     2.  Base Compensation.  The Parent shall pay the Employee as compensation
         -----------------
for his services during his employment under this Agreement a base salary equal to $40,000 USD per annum. The Employee's salary will change on the following schedule:
     04/01/01    $80,000 USD per annum
     10/01/01    $140,000 USD per annum
     Such salary shall be reviewed at least annually thereafter and shall be adjusted from time to time in the discretion of the Board of Directors, but the Board of Directors may not decrease such base salary. Such salary shall be paid in accordance with normal Parent payroll practices. The annual compensation specified in this Section 2, as adjusted by the Board of Directors from time to time, is referred to in this Agreement as "Base Compensation".

     3.  Benefits; Bonus.
         ---------------

         (a) Employee Benefits.  The Employee shall be eligible to participate
             -----------------
during his employment under this Agreement in the employee benefit plans and compensation programs maintained by Parent applicable to other similarly situated employees of Parent, including (without limitation) savings or profit-sharing plans, deferred compensation plans, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

         (b)  Signing Bonus. The Employee will receive a signing bonus of
              -------------
$80,000 USD to be paid 30 days after the Effective Time. If the Employee voluntarily resigns without Good Reason (as defined herein), the Employee will repay the signing bonus on a pro-rata basis, such that the Employee shall repay an amount equal to 1/36 of the bonus amount for each full or partial month remaining between the date the Employee terminates employment and the thirty-six
(36) month anniversary of the Effective Time.

         (c) Stock Options. Parent will grant the Employee 25,000 stock
             -------------
options pursuant to its Amended and Restated 1998 Stock Plan which will be fully vested twelve (12) months from the Effective Time.

         (d) Relocation Benefits.   The Employee will receive relocation
             --------------------
benefits in an amount consistent with the Parent's policies on relocation benefits for a similarly situated employee (the "Relocation Benefits"). If the Employee resigns without Good Reason (as defined herein), the Employee will repay the Relocation Benefits on a pro-rata basis, such that the Employee shall repay an amount equal to 1/24 of the Relocation Benefits amount for each full or partial month remaining between the date the Employee terminates employment and the twenty-fourth (24th) month anniversary of the Effective Time. The Employee will be relocated to San Francisco, California by December 1, 2000.

     4. "At-Will" Employment.  The Employee's employment under this Agreement
        --------------------
shall commence as of the Effective Time and shall terminate on the termination of the Employee's

                                       2-
employment pursuant to this Agreement. The Parent and the Employee acknowledge that the Employee's employment is "at will," which means that the Employee may be terminated at any time for any reason with or without Cause (as defined below) by either the Parent or the Employee. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than: (i) those provided in
Section 5 of this Agreement; (ii) those made available to the Employee in accordance with the Parent's established employee plans and policies at the time of termination; and (iii) those provided in the Merger Agreement and related documents, including but not limited to the Founder's Escrow Agreement; and (iv) those provided in any stock grant or option agreement to which the Employee is a party or beneficiary.

     5.   Termination of Employment.
          -------------------------

          (a)  Termination without Cause; Severance.  If the Employee's
               ------------------------------------
employment with the Parent terminates at any time during the three years following the Effective Time of the Merger, other than (i) by voluntary resignation, (ii) for Cause (as defined below) or (iii) as a result of the Employee's death or Disability (as defined below), then the Employee shall be entitled to receive (A) severance pay in an amount determined in accordance with this Section 5(a), and (B) all of his or her accrued wages and paid time off, payable in a lump sum at the time of or prior to the Termination Date (as defined below). Any severance payment to which the Employee is entitled pursuant to this Section 5 shall be payable on the Termination Date. If termination pursuant to this Section 5(a) occurs, the Employee will be paid an amount equal to 12 months of the Base Compensation being paid to the Employee at the time of termination plus a pro-rated amount of the annual bonus the Employee would have received during the year in which the Employee's employment terminates under any bonus plan for which he is eligible and which is in effect at the time of termination.

Nothing herein shall be construed as affecting Employee's right to receive any payments, benefits and compensation rightfully owed to Employee under (i) the Merger Agreement and related documents, including without limitation the Founder's Escrow Agreement, (ii) those provided in any stock grant or option agreement to which the Employee is a party or beneficiary, or (iii) those made available to the Employee in accordance with the Parent's established employee plans and policies at the time of termination.

          (b)  Termination For Cause; Voluntary Termination.  If the Employee is
               --------------------------------------------
terminated for Cause (as defined below) or if the Employee voluntarily resigns, then the Employee shall not be entitled to receive severance pay or other benefits except for those (if any) as may then be established under Parent's then existing severance and benefits plans and policies at the time of such termination and the Employee shall only be entitled to the compensation, benefits and reimbursement earned for the period preceding the effective date of the termination. For the purposes of this Section 5(b), the Employee's resignation will not be considered voluntary if it is for Good Reason (as defined below).

          (c)  Disability; Death.  If the Parent terminates the Employee's
               -----------------
employment as a result of the Employee's Disability (as defined below), or the Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits

                                       3-
except for those (if any) as may then be established under the Parent's then existing severance and benefits plans and policies at the time of such Disability or death.

                                       4-

     6.   Definition of Terms.  The following terms referred to in this
          -------------------
Agreement shall have the following meanings:

          (a)    Cause.  "Cause" shall mean one or more of the following:
                 -----
               (1) The Employee's continued failure to perform his or her duties and responsibilities in good faith and to the best of his or her ability;

               (2)  The Employee personally engaging in fraud;

               (3) The Employee being convicted of, or pleading nolo contendere to, a felony;

               (4) The Employee breaching this Agreement or any other agreement (including any non-competition agreement) with Parent or any subsidiary in which Parent has a majority ownership interest;

               (5) The Employee's commencement of employment with another employer while he or she is an employee of Parent or any subsidiary in which Parent has a majority ownership interest, without Parent's prior written consent;

               (6) The Employee's continued material noncompliance with the human resources policies of Parent delivered or made available to the Employee;

               (7) Employee's continued material non-conformance with a standard business practice and policy generally known by the Parent's employees, made known or made available to the Employee or delivered in writing to the Employee;

               (8) Termination or loss, through no fault or derogation of duty on the part of the Parent, of the Employee's employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States.


If the Employee has engaged in the acts described in subparagraphs (1), (4), (6) or (7) above and if, in the reasonable judgment of the Parent, such action is capable of being cured, the Employee shall not be terminated unless the Employee is furnished with a thirty (30) day advance notice of the Parent's intention to terminate the Employee for such action, and the Employee fails to cure.

          (b) Disability.  "Disability" shall mean that the Employee is unable
              ----------
to fulfill his responsibilities as an Employee due to illness or accident for ninety (90) consecutive working days with such termination effective after the notice period set forth in Section 6(d)(i) below.

          (c) Good Reason.  "Good Reason" shall mean the Employee's resignation
              -----------
following the Parent's violation of a material provision of this Agreement or the Employee's resignation following a substantial diminution in the duties and responsibilities assigned to the Employee.

                                       5-

          (d) Termination Date.  "Termination Date" shall mean (i) if this
              ----------------
Agreement is terminated by the Parent for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30) day period), (ii) if the Employee's employment is terminated by the Parent for any other reason, the date on which a notice of termination is given, or (iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Parent.

     7.   Successors.
          ----------

          (a) Parent's Successors.  Any successor to the Parent (whether direct
              -------------------
or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Parent's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Parent would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Parent" shall include any successor to the Parent's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b) Employee's Successors.  The terms of this Agreement and all rights
              ---------------------
of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees or legatees.

     8.   Notices.  Notices and all other communications contemplated by this
          -------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address, which he most recently communicated to the Parent in writing. In the case of the Parent, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     9.   Miscellaneous Provisions.
          ------------------------

          (a) No Duty to Mitigate.  The Employee shall not be required to
              -------------------
mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

          (b) Waiver.  No provision of this Agreement shall be modified, waived
              ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of Parent (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                                       6-

          (c) Whole Agreement.  This Agreement contains a complete statement of
              ---------------
all the arrangements between the parties with respect to its subject matter, except the Merger Agreement and the Founder's Escrow Agreement, and this Agreement supercedes all other previous or contemporaneous agreements between the parties concerning its subject matter. Nothing herein shall be construed as prohibiting the parties from entering into additional future agreements or written modifications of the aforementioned agreements.

          (d) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of California without reference to rules or conflicts of law.

          (e) Severability.  The invalidity or unenforceability of any provision
              ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (f) No Assignment of Benefits.  The rights of any person to payments
              -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (g) shall be void.

          (g) Employment Taxes.  All payments made pursuant to this Agreement
              ----------------
will be subject to withholding of applicable income and employment taxes. Nothing herein shall be construed as affecting the tax treatment of awards, stock options, stock grants and other forms of payment made under separate agreements between the parties, including but not limited to the Merger Agreement, related transactional documents, and any stock grant or stock option agreements.

          (h) Assignment by Parent.  The Parent may assign its rights under this
              --------------------
Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Parent or to the Parent; provided,
                                                               --------
however, that no assignment shall be made if the net worth of the assignee is
-------
less than the net worth of the Parent at the time of assignment. In the case of any such assignment, the term "Parent" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

          (i) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (j) Termination.  This Agreement shall terminate on the earlier of (i)
              -----------
the Termination Date, or (ii) the third anniversary of the Effective Time.

     10.  Arbitration.  In the event of a dispute between the parties arising
          -----------
from or concerning in any manner the Employee's employment or the subject matter of this Agreement, the parties will refer the dispute to arbitration pursuant to California Code of Civil Procedure Section 1280, et seq., including Section
                                                 -- ----
1283.5. The arbitration and selection of the arbitrator shall proceed in accordance with the

                                       7-

National Rules for resolution of employment disputes of the American Arbitration Association. The arbitrator shall issue a written award setting forth his or her findings and calculations. The award shall be final and binding. The Parent will pay all administrative and arbitrator fees associated with the arbitration. All other fees and costs, including attorneys fees, shall be borne by the respective parties. The arbitration will be held in San Francisco, California.

                                       8-

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date hereof.


                              ZEAL MEDIA, INC.


                              By:
                                 -------------------------------------
                              Name:
                              Title:


                              LOOKSMART, LTD.


                              By:
                                 -------------------------------------
                              Name:
                              Title:


                              EMPLOYEE


                              By:
                                 -------------------------------------
                              Name:














                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                       9-